Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in Registration Statement (No. 333-268198) on Form S-1, Registration Statement (No. 333-266277) on Form S-1, and Registration Statement (No. 333-268605) on Form S-8 of our report dated April 10, 2023, relating to the consolidated financial statements and schedules of Mondee Holdings, Inc. and its consolidated subsidiaries (the “Company”) appearing in this Amendment No 1. to this Annual Report on Form 10-K for the year ended December 31, 2022.

/s/ KNAV P.A.

KNAV P.A.
Atlanta, Georgia
April 18, 2023